EXHIBIT 99.1


[OBJECT OMITTED]

                                  NEWS RELEASE


                                                          FOR IMMEDIATE RELEASE


3D SYSTEMS REPORTS SECOND QUARTER AND FIRST HALF RESULTS

VALENCIA, Calif.--(BUSINESS WIRE)--July 17, 2002--3D Systems Corp. (Nasdaq:TDSC
- NEWS) today announced second quarter 2002 revenue of $28.8 million and a net loss of $6.0 million or $0.46 per fully diluted share compared with year ago revenue of $25.0 million and a net loss of $0.3 million or $0.03 per fully diluted share for 3D Systems prior to the acquisition of DTM Corporation. The loss in Q2 2002 includes $1.9 million in severance and other restructuring costs, $1.0 million in legal costs relating to the now completed Department of Justice and DTM acquisition matter and other legal matters, and $1.0 million in resin conversion costs.

Revenue and net income for the first six months of 2002 totaled $56.0 million and $2.5 million or $0.18 per fully diluted share compared with revenue of $52.9 million and net income of $1.0 million or $0.08 per fully diluted share recorded by 3D Systems prior to the acquisition of DTM for the first half of 2001. Included in the first half results is a $18.5 million pretax benefit associated with the Vantico arbitration settlement.

Stated Brian K. Service, "Companies worldwide appear to remain hesitant to commit to purchasing major capital equipment, especially for use in traditional rapid prototyping applications. The situation appears to be somewhat better in the newer application areas of Advanced Digital Manufacturing(SM) which accounted for 35% of revenue in the quarter, and the interest level in developing ADM applications is high. Recurring revenues increased to 57% compared to 55% in the prior year period, despite reduced resin revenue at 53% of prior year.

"Our resin materials conversion program has been proceeding well ahead of plan with margins also remaining above expectation. Currently, we estimate we are the Number 1 supplier worldwide on a volume basis. We expect to introduce a number of new materials in 2002 and across all platforms," continued Service.

"The company's transition, since completing the acquisitions of DTM and RPC Ltd., the Vantico separation and now the agreement with the Department of Justice to license our stereolithography technology in the U.S., continues in a very difficult business environment. Business appears to have stabilized, although at a lower level than expected. Accordingly, we have decided to further consolidate

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and streamline operations, both here and in Europe, in line with current revenue expectations. The former DTM facility in Austin, Texas will be closed and European operations will be reorganized. Research and development operations will be focused at Grand Junction, Colorado and Valencia, California. We expect to announce further measures to reduce costs in the next few days," Service said.

"Overall, we believe we have a solid business and a good opportunity for long-term growth in ADM, but we must conserve our resources and control our costs to operate more efficiently and effectively until the business environment improves," he added.

As previously announced, 3D Systems will hold a conference call today to discuss the first half results at 9:30 a.m. Eastern Daylight Time (6:30 a.m. Pacific Daylight Time). To access the call, dial 877/613-8341 or 706/679-7620 internationally.

A recording of the call will be available for 72 hours beginning one hour after the call ends. To access the recording, dial 800/642-1687 or 706/645-9291 internationally and enter 3756743.

About 3D Systems

Founded in 1986, 3D Systems, the solid imaging company(SM), provides solid imaging products and solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

3D Systems currently offers the ThermoJet(R) solid object printer, InVision(TM) si2(TM) 3-D printer, SLA(R) (stereolithography) systems, SLS(R) (selective laser sintering) systems, and Accura(TM) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).

3D Systems is the originator of the ADM (Advanced Digital Manufacturing(SM)) solution for manufacturing applications. ADM is the utilization of 3D Systems solid imaging technologies to accelerate production of smaller volumes of customized/specialized parts. A typical ADM center is expected to contain multiple 3D Systems' SLA, MJM and/or SLS systems dedicated to full-time manufacturing applications.

Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. 3D Systems' multiple platform product line enables companies to choose the most appropriate systems for applications ranging from the creation of design communication models to prototypes to production parts. More information on the company is available at WWW.3DSYSTEMS.COM, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally. An investor packet can be obtained by calling 800/757-1799.

Note to editors: Advanced Digital Manufacturing and the solid imaging company are service marks; InVision and si2 are trademarks; and ThermoJet, SLA, SLS, Keltool and the 3D logo are registered trademarks of 3D Systems Inc.

Certain statements in this news release may include forward-looking statements that express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results,

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performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to: the funding of amounts of capital adequate to provide for the working capital needs of the company; actions of competitors and customers; the company's ability to successfully design and produce new products, customer acceptance of new products; and such other factors as are described in the company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2001, its quarterly report on Form 10-Q for the quarter ended March 29, 2002, and 3D Systems' current reports on Form 8-K filed on March 21 and May 2, 2002. The company does not undertake to update any forward-looking statements.


                             3D SYSTEMS CORPORATION
                           Consolidated Balance Sheets
                                 (in thousands)

                                               6/28/02    12/31/01
                                              --------    --------
                                ASSETS
Current assets:
 Cash and cash equivalents                      $6,696      $5,948
 Accounts receivable, less allowances for
  doubtful accounts of $3,145 (2002)
   $2,710 (2001)                                32,031      38,181
 Current portion of lease receivables              391         498
 Inventories                                    16,532      17,822
 Deferred tax assets                             4,388       5,271
 Prepaid expenses and other current assets       2,981       2,817
                                              --------    --------
    Total current assets                        63,019      70,537


Property and equipment, net                     17,395      17,864
Licenses and patent costs, net                  12,797      12,314
Deferred tax assets                              6,618       6,618
Lease receivables, less current portion          1,150       1,750
Acquired technology, net                         8,441       9,192
Goodwill                                        44,578      44,158
Other assets                                     3,160       3,572
                                              --------    --------
                                              $157,158    $166,005
                                              ========    ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Line of Credit                                 $5,524      $6,151
 Accounts payable                               13,112      12,819
 Accrued liabilities                             9,571      15,681
 Current portion of long-term debt               3,517       3,135
 Customer deposits                               1,056       1,624
 Deferred revenues                              13,932      13,697
                                              --------    --------

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    Total current liabilities                   46,712      53,107

Deferred tax liabilities                         4,232       4,210
Other liabilities                                3,567       3,329
Long-term debt, less current portion            14,665      16,240
Subordinated debt                               10,000       9,400
                                              --------    --------
                                                79,176      86,286
                                              --------    --------
Stockholders' equity:

Preferred stock, authorized
 5,000 shares, none issued
Common stock, authorized 25,000 shares,
issued 12,869 and outstanding 12,644
 (June 2002) and issued 13,357 and
 outstanding 13,132 (December 2001)                 13          13
Capital in excess of par value                  85,884      93,173
Notes receivable from officers                     (99)       (244)
Retained earnings (loss)                        (2,729)     (5,263)
Accumulated other comprehensive loss            (3,547)     (6,420)
Treasury stock, at cost,
 225 shares (2002 and 2001)                     (1,540)     (1,540)
                                              --------    --------
    Total stockholders' equity                  77,982      79,719
                                              --------    --------
                                              $157,158    $166,005
                                              ========    ========


                             3D SYSTEMS CORPORATION
                      Consolidated Statements of Operations
                                   (Unaudited)
                                 (in thousands)


                                  Three Month           Six Month
                                 Periods Ended        Periods Ended
                               June 28,  June 29,   June 28,  June 29,
                                 2002      2001       2002      2001
                               --------  --------  --------  --------
Sales:
  Products                      $19,349   $17,201   $38,292   $37,887
  Services                        9,433     7,841    17,686    15,058
                               --------  --------  --------  --------
    Total sales                  28,782    25,042    55,978    52,945
                               --------  --------  --------  --------

Cost of sales:
  Products                       11,025     8,313    21,768    17,601
  Services                        6,883     5,818    13,197    11,229
                               --------  --------   -------- --------
    Total cost of sales          17,908    14,131    34,965    28,830


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                               --------  --------   -------  --------
Gross profit                     10,874    10,911    21,013    24,115
                               --------  --------   -------  --------
Operating expenses:
  Selling, general
   and administrative            12,974     9,081    23,943    18,000
  Research
   and development                4,787     2,649     8,645     4,833
  Severance Costs                 1,617               1,617
                               --------  --------  --------  --------
    Total operating expenses     19,378    11,730    34,205    22,833
                               --------  --------  --------  --------

Income (loss)
 from operations                 (8,504)     (819)  (13,192)    1,282

Interest and other
 income (expense), net             (668)      273    (1,369)      339
Gain on arbitration settlement                       18,464        --
                               --------  --------  --------  --------

Income (loss) before
 provision for
  income taxes                   (9,172)     (546)    3,903     1,621
Provision for income taxes       (3,210)     (202)    1,367       600
                               --------  --------  --------  --------
Net income (loss)               $(5,962)    $(344)   $2,536    $1,021
                               ========  ========  ========  ========

Shares used to calculate
 basic net income
  (loss) per share               12,845    12,393    12,986    12,344
                               ========  ========  ========  ========

Basic net income
 (loss) per share                $(0.46)   $(0.03)    $0.20     $0.08
                               ========  ========  ========  ========

Shares used to calculate
 diluted net income
  (loss) per share               12,845    12,393    14,445    13,125
                               ========  ========  ========  ========

Diluted net income
 (loss) per share                $(0.46)   $(0.03)    $0.18     $0.08
                               ========  ========  ========  ========


CONTACT:

     3D Systems Corp.
     Elizabeth Goode, 661/295-5600, ext. 2632
     goodee@3dsystems.com
            or
     Self & Associates

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     Trudy Self, 909/336-5685
     tmself@aol.com